METROPOLITAN SERIES FUND, INC.

POWER OF ATTORNEY

We, the undersigned members of the Board of Directors of Metropolitan Series Fund, Inc. (the “Fund”), hereby severally constitute and appoint the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, and any Assistant Secretary and the other officers of the Fund, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign, for us, and in our names and in the capacities indicated below, the Fund’s registration statement on Form N-1A, to which this document is an exhibit, to be filed with the Securities and Exchange Commission, pursuant to the Securities Act of 1933 and/or the Investment Company Act of 1940, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all such registration statements and amendments thereto.

Witness our hands on the date set forth below.

Signature	Title	Date

/s/ H. Jesse Arnelle H. Jesse Arnelle	Director	April 28, 2009

/s/ Elizabeth M. Forget Elizabeth M. Forget	President, CEO & Chairman of the Board	April 28, 2009

/s/ Steve A. Garban Steve A. Garban	Director	April 28, 2009

/s/ Nancy Hawthorne Nancy Hawthorne	Director	April 28, 2009

/s/ John T. Ludes John T. Ludes	Director	April 28, 2009

/s/ Michael S. Scott Morton Michael S. Scott Morton	Director	April 28, 2009

/s/ Linda B. Strumpf Linda B. Strumpf	Director	April 28, 2009

/s/ Arthur G. Typermass Arthur G. Typermass	Director	April 28, 2009

(May be executed in counterparts)